UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

October 1, 2017

Date of report (date of earliest event reported)

FIVE POINT HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-38088	27-0599397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Enterprise, Suite 300, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry Into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Report is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 8.01 of this Report is incorporated herein by reference.

Item 8.01	Other Events.

On October 1, 2017, Five Point Holdings, LLC (the “Company”) converted its subsidiary, Five Point Operating Company, LLC, from a Delaware limited liability company to a Delaware limited partnership, named Five Point Operating Company, LP (the “Operating Company”). In connection with the conversion, the Company and its wholly owned subsidiary, Five Point Opco GP, LLC (“Five Point GP”), entered into the Limited Partnership Agreement of Five Point Operating Company, LP, dated as of October 1, 2017 (the “Operating Company LPA”), with LenFive Opco GP, LLC (“LenFive GP”), LenFive Sub Opco GP, LLC (“LenFive Sub GP”) and the other partners. The sole purpose of the conversion was to effect a mere change in the legal form of the entity. The Operating Company LPA provides the partners with substantially the same rights and obligations as those that were applicable to members of the limited liability company prior to the conversion under the Amended and Restated Limited Liability Company Agreement of Five Point Operating Company, LLC, dated as of May 2, 2016. Five Point GP is the managing general partner of the Operating Company, and LenFive GP and LenFive Sub GP are non-managing general partners. All other persons and entities who were members of the limited liability company prior to the conversion automatically became limited partners of the limited partnership upon the conversion.

The non-managing general partners are subsidiaries of Lennar Corporation (“Lennar”). Lennar is the Company’s largest investor and owned, as of July 31, 2017, Class A common shares and Class B common shares representing approximately 40% of the Company’s outstanding voting interests. In addition, three of the Company’s directors are executive officers of Lennar. The conversion was undertaken pursuant to an agreement with Lennar that was entered into on May 2, 2016 in connection with the formation transactions effected on that date (including, among other things, the Company’s acquisition of interests in the entities that are developing The San Francisco Shipyard and Candlestick Point and Great Park Neighborhoods). Prior to effecting the conversion, the Company obtained a private letter ruling from the Internal Revenue Service to the effect that, among other things, neither the Operating Company nor its members will recognize taxable income, gain or loss upon the conversion. Lennar has agreed to indemnify the Company from and against any cost or liability arising from the conversion.

The foregoing description of the Operating Company LPA is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Limited Partnership Agreement of Five Point Operating Company, LP, dated as of October 1, 2017

EXHIBIT INDEX

Exhibit	Description

10.1	Limited Partnership Agreement of Five Point Operating Company, LP, dated as of October 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: October 2, 2017

FIVE POINT HOLDINGS, LLC

By:	/s/ Michael Alvarado
Name:	Michael Alvarado
Title:	Chief Legal Officer, Vice President and Secretary

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